UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  November 4, 2014
HAMPDEN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)
Registrant’s telephone number, including area code:  (413) 736-1812
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Hampden Bancorp, Inc. ("the Company") was held on November 4, 2014 (the “Annual Meeting”). IVS Associates, Inc. ("IVS"), the independent Inspector of Election for the Annual Meeting, provided a final, certified voting report of the results on November 6, 2014.
The stockholders took following actions at the Annual Meeting:
(1) Election of directors

Board of Director Nominees	Votes For	Votes Withheld
Stanley Kowalski, Jr.	1,374,567	88,481
Mary Ellen Scott	1,374,008	89,040
Glenn S. Welch	3,926,341	142,999

MHC Mutual Conversion Fund, L.P. Nominees
Johnny Guerry	2,506,710	99,582
Garold R. Base	2,506,657	99,635

Based on the final voting results reported by IVS, the following nominees were elected as directors at the Annual Meeting to serve for a term of three years expiring at the 2017 annual meeting and until their respective successors are duly elected and qualified: Glenn S. Welch, Johnny Guerry and Garold R. Base. There were no broker non-votes for the election of directors.
(2)    Ratified the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. The final voting results reported by IVS are as follows:

For	Against	Abstentions	Broker Non-Votes
3,889,913	49,126	130,301	0

(3)    Advisory, non-binding vote on the compensation of our named executive officers, as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on September 26, 2014 and mailed to stockholders on or about September 26, 2014. The final voting results reported by IVS are as follows:

For	Against	Abstentions	Broker Non-Votes
1,794,214	2,106,797	168,329	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date:	November 7, 2014	By:	/s/ Tara G. Corthell
Tara G. Corthell
Chief Financial Officer and Treasurer

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